Exhibit 10.6

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Purchase Contract

Request for Proposals #SL04100009

This Agreement is made and entered into as of the Effective Date by and between Comverge, Inc(Contractor) and the City of Austin, a Texas home-rule municipal corporation, acting by and through its municipally owned electric utility, dba Austin Energy (City).

Capitalized terms used but not defined herein have the meanings given them in the Agreement.

This Agreement is composed of the following elements:

1.	From City’s Request for Proposals #SL04100009:

1.1.	Section 0100, Standard Purchase Definitions and Abbreviations

1.2.	Section 0300, Standard Purchase Terms and Conditions

1.3.	Section 0400, Supplemental Purchase Terms and Conditions

1.4.	Section 0800, Non-Discrimination Certification

1.5.	Section 090ONG MBE/MBE No Goals Form

2.	This Agreement Summary (Summary), including:

3.1	Revised Section 0500

3.2	Revised Section 0600

To the extent of any conflict between the terms of this Summary and any of the documents listed in Paragraph 1 or Paragraph 2 above, this Summary shall control. To the extent of any conflict between the terms of the documents listed in Paragraph 1 and Paragraph 2, the documents listed in Paragraph 1 shall control.

Executed as of the Effective Date.

City	Contractor

/s/ Carole M. Martindale	/s/ Thomas W. Wren
Carole M. Martindale Purchasing Manager City of Austin, Austin Energy	T. Wayne Wren Executive V.P. Comverge, Inc.

11-16-04 Date	11.9.2004 Date

CITY OF AUSTIN, TEXAS

Purchasing Office

INVITATION FOR BID (IFB)

Offer and Award Sheet

SOLICITATION NO: SL04100009	COMMODITY/SERVICE DESCRIPTION: Load Management Programmable Thermostats

DATE ISSUED: N/A Sole Source	PRE-BID CONFERENCE TIME AND DATE: N/A

REQUISITION NO.: RX 110OTC01009	LOCATION:N/A

FOR CONTRACTUAL ISSUES CONTACT:	BID DUE PRIOR TO: N/A

Sandy Calles, Buyer (512) 322-6487	COMPLIANCE PLAN DUE PRIOR TO: N/A

FOR TECHNICAL ISSUES CONTACT: Steve Saenz (512) 974-2120	BID OPENING TIME AND DATE: N/A

LOCATION: 206 E. 9TH STREET, TWO COMMODORE PLAZA SUITE 15.120, AUSTIN, TEXAS 78701

It is the policy of the City of Austin to involve certified Minority Owned Business Enterprises (MBEs) and Woman Owned Business Enterprises (WBEs) in City contracting. MBE and WBE goals for this solicitation are contained in Section 0900.

All Contractors and Subcontractors must be registered to do business with the City prior to award of a contract. Prime Contractors are responsible for ensuring that their Subcontractors are registered. Registration can be done through the City’s on-line vendor registration system. Log onto

https.//waller.ci.austin.tx.us/austin/main.cfm?type=regn and follow the directions.

**** SUBMIT 1 ORIGINAL AND 1 SIGNED COPY OF ALL REQUIRED DOCUMENTS****
SOLICITATION TO:

/s/ Frank A. Magnotti	/s/ Frank A. Magnotti, President Global Sales and Marketing
Signature of Person Authorized to Sign Bid	Signer’s Name and Title: (please print or type)
FEDERAL TAX ID NO. 22-3543611	Fax No. (973) 884-3503
Phone No. (973) 884-5970	Date: October 1, 2004
Email Address fmagnotti@comverge.com

AWARD DOCUMENT

(This section for City of Austin only)

Date of Award:		Contract No.:
The above bid is accepted as to:		Dollar Value:

By:
PURCHASING OFFICE FOR CITY MANAGER

Offer and Award Sheet	1	Revised 12/09/03

Table of Contents

SECTION NO.	TITLE	PAGES
0100, 0200, 0300	See http://www.ci.austintx.us/purchase/standard,htm *	*

0400	SUPPLEMENTAL PURCHASE PROVISIONS	3

0500	SCOPE OF WORK / SPECIFICATION	14

0600	PRICE SHEET	1

0800	NON-DISCRIMINATION CERTIFICATION	1

0900	M/WBE PROGRAM PACKAGE (with Availability List and Compliance Pan or No Goals Form)	1

All other Sections may be viewed at: http://waller.ci.austin.tx.us/purchase/go get ads.cfm

RETURN FOLLOWING DOCUMENTS WITH BID**

•	Cover Page	Offer and Award Sheet (IFB)

•	Section 0600,	Price Sheet(s)

•	Section 0800,	Non-Discrimination Certification (HRC 0001)

•	Section 0900,	MBE/WBE Procurement Program Package (IFB), or no Goals Form

**	See also Section 0200, Solicitation Instructions, Section 0400, Supplemental Purchase Provisions, and Section 0500, Scope of Work/Specification, for additional documents that must be submitted with the bid.

NOTES:

The bidder agrees, if this bid is accepted within                  calendar days (90 days unless a different period is inserted) after date of opening, to fully comply in strict accordance with the solicitation, specifications and provisions attached thereto for the amounts shown on the accompanying bid.

*	INCORPORATION OF DOCUMENTS. As of March 22, 2000, three (3) Sections of the solicitation documents have been made available via the Internet. These three sections: Section 0100, Standard Purchase Definitions; Section 0200, Standard Solicitation Instructions; and Section 0300, Standard Purchase Terms and Conditions are hereby incorporated into this solicitation by reference, with the same force and effect as if they were incorporated in full text. The full text versions of these Sections are available, on the Internet at the following online address: http://www.cf.austin.tx.us/purchase/standard.htm. Please select the appropriate set of documents for the type solicitation - i.e. Invitation for Bid (IFB), Request for Proposal (RFP), or Request for Quotations (RFQ).

If you do not have access to the Internet, you may obtain a copy of these Sections from the City of Austin Purchasing Office at the below address. Please have the solicitation number available so that the staff can select the proper documents. These documents can be mailed, expressed mailed or faxed to you.

When sending a sealed Bid and/or Compliance Plan, use the proper address for the type of service desired, as

shown	below.

P.O. Address for US Mail	Street Address for Hand Delivery or Courier Service
City of Austin	City of Austin
Purchasing Office	Purchasing Office
P.O. Box 1088	Two Commodore Plaza
Austin, Texas 78767-8845	206 E. 9th St. 15th floor, Suite 15.120
Austin, Texas 78701
Reception Phone: 512 974-2500

Notes: Bids (including Compliance Plans) that are not submitted in a sealed envelope or container will not be considered.

   Unless authorized in the solicitation, telegraphic or facsimile Bids will not be accepted.

Offer and Award Sheet	2	Revised 12/09/03

CITY OF AUSTIN

PURCHASING OFFICE

SUPPLEMENTAL PURCHASE PROVISIONS SL04100009

The following Supplemental Purchasing Provisions apply to this solicitation:

1.	EXPLANATIONS OR CLARIFICATIONS (reference paragraph 5 in Section 0200)

All requests for explanations or clarifications must be submitted in writing to the Purchasing Office.

2.	INSURANCE (reference paragraph 32 in Section 0300).

A. The insurance certificate shall be mailed to the following address:

City of Austin Purchasing Office

Attn: Sandy Calles SL04100009

P. O. Box 1088

Austin. Texas 78767

3.	TERM OF CONTRACT

A.	The Contract shall be in effect for a period of twelve (12) months and may be extended thereafter for up to three (3) additional twelve (12) periods, subject to the approval of the Contractor and the City Manager or his designee.

B.	Upon expiration of the initial term or period of extension, the Contractor agrees to hold over under the terms and conditions of this agreement for such a period of time as is reasonably necessary to re-solicit and/or complete the project (not to exceed 120 days unless mutually agreed on in writing).

4.	QUANTITIES

The quantities listed herein are estimates for the period of the Contract. The City reserves the right to purchase more or less of these quantities as may be required during the Contract term. Quantities will be as needed and specified by the City for each order. Unless specified in the solicitation, there are no minimum order quantities.

5.	INVOICES (reference paragraph 12 in Section 0300)

Invoices shall contain a non-duplicated invoice number and the information required in Section 0300, paragraph 12, entitled “Invoices.” Invoices received without all required information cannot be processed and will be returned to the vendor.

Invoices shall be mailed to the below address:

City of Austin
Department	Austin Energy
Attn:	Steve Saenz
Address	206 E. 9th Street, Ste. 17.102
City, State Zip Code	Austin, Texas 78701-2516

(0400) IFB Supplemental Purchase Provisions

CITY OF AUSTIN

PURCHASING OFFICE

SUPPLEMENTAL PURCHASE PROVISIONS SL04100009

6.	RECYCLED PRODUCTS

A.	The City prefers that vendors offer products that contain recycled materials. When a recycled product is offered by the Bidder, the Bidder must state in their bid the percentage of the product that is recycled and must include a list of the recycled materials that are contained in the product.

B.	The recycled content of paper products offered to the City shall be in accordance with the Federal Environmental Protection Agency’s Recycled Product Procurement Guidelines. These guidelines are available at http://www.epa.gov/cpg/.

C.	Contract award for paper products will be made for recycled products unless the cost is more than 10% above the lowest price for non-recycled paper products as required in the City’s Comprehensive Recycling Resolution.

7.	LIVING WAGES AND BENEFITS (applicable to procurements involving the use of labor)

A.	In order to help assure low employee turnover, quality services, and to reduce costs for health care provided to uninsured citizens, the Austin City Council is committed to ensuring fair compensation for City employees and those persons employed elsewhere in Austin. This commitment has been supported by actions to establish a “living wage” and affordable health care protection. Currently, the minimum wage for City employees is $9.00 per hour. This minimum wage is required for any Contractor employee assigned to this City Contract, unless Published Wage Rates are included in this solicitation. In addition, the City may stipulate higher wage rates in certain solicitations in order to assure quality and continuity of service.

B.	Additionally, the City provides health insurance for its employees, and for a nominal rate, employees may obtain coverage for their family members. Contractors must provide health insurance with optional family coverage for all Contractor employees assigned to this contract.

C.	The City requires Contractors bidding on this Contract to provide the following information about wages and benefits currently provided to their employees assigned to this City Contract:

Status Full-time (F) Part-time (P)	Job Title	Hourly Wage	List type of Company Health Insurance (e.g. medical, dental)	Workers’ Compensation Insurance Coverage (yes, no)

i.	Proof of the health care plan shall be provided by the Contractor prior to award of a Contract. In addition, an insurance certificate for Workers’ Compensation Insurance Coverage must be provided if required by the solicitation.

ii.	Upon request by the City’s Contract Manager, the Contractor shall verify salaries by providing copies of weekly payroll documents.

(0400) IFB Supplemental Purchase Provisions

CITY OF AUSTIN

PURCHASING OFFICE

SUPPLEMENTAL PURCHASE PROVISIONS SL04100009

8.	NON-SOLICITATION

	A.	During the term of the contract, and for a period of six (6) months following termination of the contract, the Contractor, its affiliate, or its agent shall not hire, employ, or solicit for employment or consulting services, a City employee employed in a technical job classification in a City department that engages or uses the services of a Contractor employee.

B.

In the event that a breach of Paragraph (a) occurs the Contractor shall pay liquidated damages to the City in an amount equal to the greater of: (i) one (1) year of the employee’s annual compensation; or (ii) _100_ percent of the employee’s annual compensation while employed by the City. The Contractor shall reimburse the City for any fees and expenses incurred in the enforcement of this provision.

	C.	During the term of the contract, and for a period of six (6) months following termination of the contract, a department that engages the services of the Contractor or uses the services of a Contractor employee will not hire a Contractor employee while the employee is performing work under a contract with the City unless the City first obtains the Contractor’s approval.

D.

In the event that a breach of Paragraph (c) occurs, the City shall pay liquidated damages to the Contractor in an amount equal to the greater of: (i) one (1) year of the employee’s annual compensation or (ii) __ 100 __ percent of the employee’s annual compensation while employed by the Contractor.

9.	CONTRACT MANAGER

The following person is designated as Contract Manager, and will act as the contact point between the City and the Contractor:

Steve Saenz
Two Commodore Plaza
206 E. 9th Street, Ste. 17.102
Austin, Texas 78701-2516

Offer and Award Sheet	5	Revised 12/09/03

CITY OF AUSTIN, TEXAS

Purchasing Office

Scope of Work/Specifications

Solicitation Number: SL04100009

PROGRAMMABLE LOAD CONTROL THERMOSTATS

Scope of Work

1.0	SCOPE: This purchase specification describes the functional requirements of Programmable Load Control Thermostats that operate via 153.5 MHz / VHF-FM, as well as ancillary equipment needed to support and ensure the successful operation of the programmable load control thermostats.

2.0	OVERVIEW: Austin Energy, located in Austin Texas, is a Municipal owned electric utility with approximately 360,000 electric customers in its service area. Austin Energy through its Power Partner Program, has been purchasing and installing the Comverge, Programmable Load Control Thermostats that are individually addressed by a single command via *** since September 2000 with over *** units currently in the field, and capable of providing Austin Energy with approximately *** MW of dispatchable peak load control/reduction.

Austin Energy seeks to continue purchasing and installing the Comverge Programmable Load Control Thermostats. In addition to the programmable load control thermostats, this purchase specification shall also include, radio controlled Digital Control Units (DCU) for water heaters, Remote Transmitter Controller, Remote Transmission Monitor, and Hand Held Signal Strength Device - all ancillary equipment needed to support and ensure the successful operation of the programmable load control thermostats.

3.0	PROGRAMMABLE LOAD CONTROL THERMOSTATS

3.1	General Operation

Each programmable load control thermostat as well as radio controlled Digital Control Units (DCU) shall contain a *** VHF-FM communication module, with capabilities to be individually addressed by a single command via *** VHF-FM over the air, to switch remote loads on and off in response to commands from the Load Management System (LMS). Vendor must list and describe all features, functionality, electronic specifications, and installation specifications of current programmable load control thermostat products.

3.2	Thermostat Functionality

3.2.1	Every Programmable Load Control Thermostat shall respond to the radio messages transmitted from Austin Energy’s transmitter(s) and Portable Test Unit (PTU), whether opening or closing it’s relays as directed. Every Programmable Load Control Thermostat shall utilize and deploy “distributed intelligence”, to provide control for up to eight hours upon the receipt of a single radio command. A smooth transition into, out of, and between levels of control shall be insured through the use of a control algorithm, whereby each programmable load control thermostat independently selects its own start and stop times after receipt of a radio control message. Vendor must list and describe all features, functionality, electronic specifications, and installation specifications of current programmable load control thermostat.

3.2.2	Single-family type programmable load control thermostats shall feature weekday and weekend programmability - of four periods per day. Commercial type programmable load control thermostats shall feature weekday and weekend programmability - of two periods per day (Occupied and Unoccupied). All thermostats shall feature equipment “ON” indicators. Vendor must list and describe all features, functionality, electronic specifications, and installation specification of current programmable load control thermostat.

3.3	New Product Lines of Programmable Load Control Thermostats

3.3.1	In addition to the specifications already listed in this document, all new programmable load control thermostat product line(s) currently in the development stage, as well as those in the conceptual stage (but not currently available), must also meet the following minimum specifications:

•	Must be ISO Certified.

•	Must be rated at minimum as a Class H type thermostat.

•	Shall incorporate “Surge Protection” capabilities.

•	Shall have a DROOP range of no more than +/- 1 degree.

•	Must meet Energy Star® Specifications and bear it label.

•	Shall feature a locking keypad.

•	Shall provide Temperature Limits.

0500 Scope of Work	Page 2 of 17

•	Shall feature an Auto-Changeover option.

•	Shall feature a “change filter” reminder.

•	Shall feature a display area that is back light.

•	Shall feature a display area that measures a minimum of 60mm x 20mm.

•	Shall be Web-Enabled and programmable via the Internet.

•	Shall feature a communication device that is interchangeable/migrate-able to meet a changing communications environment.

•	Thermostat must be designed to last a minimum of 15 years.

•	All hinged components must be durable, long lasting, and designed to last a minimum of 3 years.

•	All soft or hard push buttons must also be durable, long lasting, and meet the minimum design specifications of 3 years.

•	Quick reference programming instructions must appear on the thermostat.

•	All buttons on the thermostat must clearly state their functions so as to make the thermostat “user friendly” to AE and it’s customers.

3.3.2	Development or Conceptual Stage of New Product Lines - Because new product lines (programmable load control thermostat) are currently being designed and developed or are in a “Conceptual Stage”. Austin Energy reserves the right to amend this contract and it’s “Scope of Work/Specifications” whereby setting, establishing, or revising the minimum performance requirements of the new product to ensure that performance, expectations, and reliability are met.

3.3.3	Internet Programming (“Web Enabled”) - Every programmable load control thermostat shall be accessible through the Internet via a secure web application software supplied by the vendor, but hosted, operated, maintained by Austin Energy such that Austin Energy and its users of the programmable load control thermostats shall have the ability to program the thermostat.

3.3.4	Secure web site - Internet access shall include the following, but is not limited to: a customized customer logon screen that includes a “log-in” name and “password” so that the following over-the-air wireless programming features and capabilities can be performed:

0500 Scope of Work	Page 3 of 17

3.3.4.1	Individual Programming Control (New Thermostats Only)-A location/page on the web site that allows Austin Energy to perform the various load management commands as listed in section 3.4.6 within this document. This location/page must also allow Austin Energy and its customers to perform the following functions:

3.3.4.1.1	Create their own customized thermostat-programming schedule(s), or modify an existing schedule(s). Note - The web page will always start with a default setting and will not reflect what is currently programmed in the customers’ thermostat at home.

3.3.4.1.2	Perform temporary set-point adjustments.

3.3.4.1.3	Exit “Hold” and “Run” the thermostat.

3.3.4.1.4	The capability to switch between cooling and heating functions or to turn off the HVAC system, along with any other normal adjustments/settings/functions that can be performed manually. Allows Austin Energy to perform the various load management command as listed in section 3.x.x within this document.

3.3.4.2	Control History - A location/page on the web site that allows customers to review the control history for their programmable load control thermostat or Digital Control Units (DCU).

3.3.4.3	Override - A location/page on the web site that provides the customer with the ability to temporarily “opt out” for a control/cycling event for a specified period of time. The override period will be determined by Austin Energy.

3.3.4.4	Odds for Control - A location/page on the web site that allows Austin Energy to post notifications indicating the likelihood of a control/cycle event for that day or week.

3.3.4.5	Help and Frequently Asked Questions (FAQ) - A location/page on the web site that allows for both Austin Energy and the users/customers of the programmable load control thermostat to ask/post questions, and/or look for answers to questions posted on the web site.

3.3.4.6	Logo - An Austin Energy approved logo shall appear on the vendor providedihosted web site, and shall appear on each web page and/or link.

0500 Scope of Work	Page 4 of 17

3.4	Thermostat Installations

3.4.1	To ensure installation compatibility of the current as well as new programmable load control thermostat on all normal 24v heating and cooling HVAC type systems - the programmable load control thermostat (current and new) must be able to operate, at a minimum, the following HVAC systems;

•	Conventional single stage heating and cooling (gas and/or electric)

•	Multi Stage heating and cooling (gas and/or heat pump)

Vendor must list and describe each model type currently offered as well as any programmable load control thermostat that might be available in the future, but not currently offered along with their features, functionality, electronic specifications and Installation specifications. Vendor must list and describe any known HVAC system compatibility issues associated with the current programmable load control thermostat as well as new or future programmable load control thermostats.

3.4.2	If any ancillary devices such as relays, shunts, or similar components are required (power stealing) for the vendor’s current or new programmable load control thermostat to operate/function as stated in this purchase specification, or in the vendor’s literature/printed material, they are the vendor’s responsibility, and shall be supplied at no cost to Austin Energy.

3.4.3	Cold Load Pickup, a feature that disconnects load when power is restored after an outage, shall be remotely programmable to between *** and *** minutes via radio message.

3.4.4	Memory - Important data about the unit’s operation, including the number of opera- tions, time since its memory was reset and configuration data shall be maintained in the unit’s memory, with the ability to be displayed on the thermostat LCD ( in diagnostic mode). All information stored in the programmable load control thermostats memory must be able to be downloaded and exported into MS Excel, MS Word, or MS Access applications.

0500 Scope of Work	Page 5 of 17

3.4.5	Addressing - Each programmable load control thermostat shall have at least one fixed address assigned at the factory - fixed address(s) to be specified once the contract is awarded. There shall be *** possible fixed addresses. In addition, each programmable load control thermostat shall have the capacity for up to *** additional remotely programmable operational addresses. There shall be up to *** possible operational addresses.

3.4.6	Commands - There shall be two types of commands: database commands and control commands.

3.4.6.1	Database Commands - Database commands will be sent to the switch from the Database Module and will always be sent by the fixed address. Database Commands are sent to configure the programmable load control thermostats by providing it with its programmable address (up to ***) and setting the time the programmable load control thermostats will use for Cold Load Pickup. That is, that time after a power outage that the programmable load control thermostat will delay before it restores itself to operation. The options shall be *** to *** minutes. Database commands shall be able to set a control override time for each particular programmable load control thermostat. This command tells the programmable load control thermostats to ignore all control commands for up to *** hours. This shall cancel any load control program in progress. The programmable load control thermostats shall automatically return itself to the program after the assigned time.

3.4.6.2	Control Commands - Control commands shall be sent to instruct the programmable load control thermostats on how to operate over a period of time, which is related to the cycling type of strategy. This shall take only a single command and include the following information:

1.	Operational Address - Identifies which programmable load control thermostats should perform the control activities being sent.

2.	Function Code - Selects which programmable load control thermostats function(s) should operate. There can be up to *** functions in a programmable load control thermostat. The output of each function shall be capable of driving a relay driver. In the standard mode, the relay attached to the driver(s) is set so that upon receipt of a message, the relay energizes and removes power from the device being controlled. If no further message command is received, each function will timeout.

0500 Scope of Work	Page 6 of 17

*Function Codes

Number	Command
***	***

Code Numbers *** shall provide special test functions. The counter can be read at the programmable load control thermostat with a Portable Counter Display. Number *** activate the LED on the programmable load control thermostat ON or OFF to test radio signal propagation. When the test command is received, none of the function relays operate.

3.3.7	Timeout Period - Time after receipt of a command to open that a programmable load control thermostat will close to restore power. Timeout shall be *** minutes.

3.3.8	Cycle Time - Time of one complete control cycle. Times shall be *** minutes. The cycle time shall be used in conjunction with the timeout to specify the cycle rate of a programmable load control thermostat. For example, if a cycle time of *** minutes and a timeout of *** minutes is specified, the programmable load control thermostat will be off for *** minutes and then on for *** minutes to complete the *** minute cycle. The cycle rate is *** minutes off out of *** minutes or *** percent.

3.3.9	Cycle Count - Cycle count is the number of times a programmable load control thermostat will repeat its cycle time. This will determine how long control will take place without the receipt of a new command. For example, if the cycle time is *** minutes and the cycle count is ***, control will persist for *** minutes. Cycle counts can be specified at ***.

0500 Scope of Work	Page 7 of 17

3.3.10	The programmable load control thermostat must execute any and all commands sent to it whenever it “hears” any one of its addresses.

4.0	Receiver/Switch Communication

4.1	Austin Energy recognizes that the overall system performance is dependent on reliable communications from the Load Management System (LMS) to the RTC to the Transmitter, and finally to the programmable load control thermostat and/or Digital Control Unit. Because of this, Austin Energy identifies the following responsibilities between Austin Energy and the vendor.

4.2	Austin Energy will assume responsibility for the installation only of the following components:

4.2.1	Transmitter(s).

4.2.2	Antenna(s).

4.2.3	Cabling.

4.2.4	Modems.

4.2.5	Telephone Lines.

4.2.6	Thermostats and Digital Control Units.

4.2.7	The maintenance associated with these responsibilities.

4.3	Vendor will assume complete responsibility for the following:

4.3.1	The complete set-up and connection of all transmitter(s).

4.3.2	The alignment of transmitter(s), if necessary, the complete set-up and connection of ancillary equipment such as RTC’s and RTM’s.

4.3.3	The installation of, or the hosting of a secure Web Site, and the web/Internet interface for AE and its customers.

4.4	The vendor will also ensure that the communication module contained within the programmable load control thermostats and digital control units (current and new) receive commands from the Load Management System (LMS) and/or Web Site, and that the programmable load control thermostats as well as digital control units, current and new, respond appropriately and consistently to commands sent to them.

4.5	The vendor will also ensure that the communication module contained within the programmable thermostat or digital control unit (current and new) meet the sensitivity and reliability

0500 Scope of Work	Page 8 of 17

requirements- If necessary, it is the vendors responsible for the re-engineering of the communication module so as to increase sensitivity, and update the firmware to ensure product reliability.

4.6	Austin Energy will assume responsibility for monitoring the following:

4.6.1	All out bound signal/messages to the RTC(s), Transmitter(s).

4.6.2	All inbound messages decoded from the RTM(s).

4.6.3	Signals/commands sent to the programmable load control thermostat via PTU.

4.6.4	Signal strength with the use of Spectrum Analyzer-type equipment.

4.6.5	Visual confirmations of daily restore messages to the programmable load control thermostat.

4.7	Results of AE’s responsibilities will be communicated to the vendor as part of AE’s performance evaluation.

4.8	Vendor will assume responsibility and all costs associated with resolving, and implementing solutions to problems identified and reported by Austin Energy with vendor’s product(s) that is properly installed to assure product performs to AE’s expectations, as well as functioning as stated by the vendor.

5.0	Electrical Specification — Thermostat[MSOffice1]

5.1	Input Voltage - based on the type of equipment selected

5.1.1	240V ac +1-15%, 60 Hz (Standard), or

5.1.2	20 - 30 VAC, 50/60 Hz, power stealing operation.

5.2	Power Consumption

*** to *** Amps (load per terminal), *** Amps maximum Total Load - all terminals combined.

5.3	Operating ‘temperature

-30°C to 60°C

5.4	Humidity

0% to 90%, non-condensing

5.5	Transient Voltage Protection

Exceeds ANSI C37-90A-1974

6.0	Watchdog - Thermostat

Every programmable load control thermostat (current and future) shall be furnished with a hardware watchdog circuit, which continuously monitors microprocessor performance. If the microprocessor should malfunction, the watchdog shall automatically reinitialize the microprocessor’s program.

0500 Scope of Work	Page 9 of 17

7.0	Receiver Specification - Thermostat

7.1	Type

***

7.2	Sensitivity

Better than *** p V per meter, at minimum

7.3	Frequency

153.53 MHz (to be supplied later.)

7.4	Frequency Stability

***% over operating temperature range

7.5	Image Rejection

*** dB

7.6	Selectivity

*** dB minimum +/-30 kHz

7.7	Certification

FCC

8.0	LED - Thermostat

One to Two LED’s, or a combination of a LED with various blinking patterns (to be determined by AE) shall be provided to indicate the following;

8.1	To indicate when a test code is received. In this instance, the LED shall ligbt/blink, but the output relay shall not be activated.

8.2	Shall light, and stay light to indicate that there is power to the thermostat.

8.3	To indicate when load control is pending or activated.

8.4	For each output relay.

8.5	The LED shall light/blink whenever its relay is energized.

0500 Scope of Work	Page 10 of 17

9.0	Digital Control Units (DCU)

9.1	Internet Access

9.1.2	Secure web site - Internet access shall include the following, but is not limited to: a customized customer logon screen that includes a “log-in” name and “password” so that the following over-the-air wireless programming features and capabilities can be performed:

9.1.3	Control History - A location/page on the web site that allows customers to review the control history for their Digital Control Units (DCU).

9.1.4	Override - A location/page on the web site that provides the customer with the ability to temporarily “opt out” for a control/cycling event for a specified period of time. The override period will be determined by Austin Energy.

9.1.5	Odds for Control - A location/page on the web site that allows Austin Energy to post notifications indicating the likelihood of a control/cycle event for that day or week.

3.4.6.3	Help and Frequently Asked Questions (FAQ) - A location/page on the web site that allows for both Austin Energy and the users/customers of the DCU to ask/post questions; and/or look for answers to questions posted on the web site.

9.1.7	Logo - An Austin Energy approved logo shall appear on the vendor provided/hosted web site, and shall appear on each web page and/or link.

0500 Scope of Work	Page 11 of 17

10.0	Receiver Specification - Digital Control Units (DCU)

10.1	Type

***

10.2	Sensitivity

Better than *** pV per meter, at minimum

10.3	Frequency

153.53 MHz (to be supplied later.)

10.4	Frequency Stability

***% over operating temperature range

10.5	Image Rejection

*** dB

10.6	Selectivity

*** dB minimum +/-30 kHz

10.7	Certification

FCC

11.0	Electrical Specification - Digital Control Units (DCU)

11.1	Input Voltage - based on the type of equipment selected

240V ac +1-15%, 60 Hz (Standard)

11.2	Power Consumption

*** watts maximum

11.3	Operating Temperature

-30°C to 60°C

11.4	Humidity

0% to 100%, non-condensing

11.5	Transient Voltage Protection

Exceeds ANSI C37-90A-1974

11.6	Relays = for outside type load control switches

11.6.1	1 24V, ***-ampere relays shall be furnished for air conditioner control.

11.6.2	240V, ***-ampere relays shall be furnished for water heater or irrigation Pump control

11	LED - DCU

11.1	A test LED shall be provided to indicate when a test code is received. In this instance, the LED shall light, but the output relay shall not be activated.

0500 Scope of Work	Page 12 of 17

11.2	A LED shall be famished for each output relay.

11.3	The LED shall light whenever its relay is energized.

12	Watchdog- Digital Control Units (DCU)

Every digital control units (current and future) shall be furnished with a hardware watchdog circuit, which continuously monitors microprocessor performance. If the microprocessor should malfunction, the watchdog shall automatically reinitialize the microprocessor’s program.

12.0	Enclosure

The programmable load control DCU enclosure shall be made of UV stabilized, high impact strength plastic. The enclosure shall be NEMA 3R rated.

All electronics shall be mounted in a removable door for ease of maintenance. The door shall be double hinged and shall have a dual point latching mechanism. Provisions shall be made for securing the cover with 4 screws and a meter seal.

13.0	ANCILLARY EQUIPMENT

13.1	Portable Test Unit

The portable test unit shall be a hand-held signal generator used for installation and checkout of programmable load control thermostat. The unit will allow manual selection and transmission of digital radio commands to test for proper operation of a programmable load control thermostat.

The test unit shall be crystal controlled and shall transmit at the appropriate frequency. The frequency tones shall be calibrated and preset at the factory. Digital address coding shall be selected via incremental push-to-select programmable load control thermostat on front of the unit. There shall be a visual display of the selected address code. The transmission shall be effected by depression of a control button marked TRANSMIT.

A rechargeable 9V DC battery shall supply power. Automatic power ON/OFF shall be built into the unit so that the unit draws power only while the TRANSMIT button is depressed. The unit shall be capable of continuous operation for one (1) hour from one (1) 9V rechargeable DC battery. There shall be an LED display to indicate when the battery should be replaced. The unit shall be enclosed in a weather resistant, high impact polystyrene case and will come standard with a padded canvas carrying case.

0500 Scope of Work	Page 13 of 17

13.2	Field Strength Unit (FSU)

The FSU shall be a testing device similar to a spectrum analyzer used to simulate the thermostat or digital control unit (current & new) and provide a read out of field strength and frequency modulation sent from the LMS through the RTC and Transmitter system. The FSU shall utilize the same communications module and antenna as utilized in the vendor’s programmable load control thermostat and digital control unit, current and new.

The FSU shall be pre-tuned to operate on AE’s VHF radio frequency and shall be powered from its internal rechargeable battery, 120 V AC charger, or cigarette lighter adapter The FSU shall come with a 120v, 601-Iz battery charger/power supply and a cigarette plug adapter.

13.3	Remote Transmitter Controller (RTC)

Located at each transmitter, the Remote Transmitter Controller shall be a microprocessor-based device connected to the Load Management System (LMS) by (minimum 1200-baud) modem or high speed ISDN line. The Remote Transmitter Controller receives messages from the Traffic Interface Controller, stores the messages until the proper time to transmit and then keys the transmitter and modulates the RF carrier with digitally encoded audio signals. The RTC shall be capable of receiving and responding to a contact closure for listen-before-talk to make sure the channel is free before transmitting. The RTC shall contain watchdog circuitry to eliminate lockups caused by transients and power surges. The RTC shall be able to operate the following transmission modes: Slot Mode, Variable Length Time Slot Mode, and Contiguous Mode which will allow for standard “DC” and “Tone” keying, Dual AFSK/FSK and Multi-port keying. Each RTC shall be capable of controlling up to six transmitters.

13.4	Remote Transmission Monitor (RTM)

The RTM shall receive the same audio messages used to activate programmable load control thermostats and digital control units (DCU) for load control. The RTM shall be capable of receiving outgoing messages from either a single transmitter or an entire transmitter network. The RTNI shall receive messages, decode the message and send it back to the Load Management System (LMS) for verification of the load control/’programming message. The RTM shall contain watchdog circuitry to eliminate lockups caused by transients and power surges. The RTM shall decode AFSK and FSK protocols at the same time.

0500 Scope of Work	Page 14 of 17

13.5	Portable Counter Display (PCD) = (Optional)

The portable counter display shall be a hand-held data retrieval unit used in the field to recover historical data from an individual radio controlled programmable load control thermostat or Digital Control Units (DCU).

The PCD shall retrieve the data stored internally in each programmable load control thermostat. This data shall include commands received, the number of operations performed, the time-out interval selected, the programmable load control thermostat address, the enabled or disabled state of the cold load pick-up feature, and the elapsed time since the programmable load control thermostat memory was last reset.

The PCD shall operate continuously for one (1) hour from one (1) rechargeable 9V DC battery. The PCD shall have an LED display to indicate when the battery should be replaced.

The PCD shall be enclosed in a weather resistant, high-impact polystyrene case.

14.0	INSTALLATION AND TRAINING

14.1	Instruction and Maintenance Manuals

1.	The vendor shall supply three (3) copies of each:

a.	All non-proprietary software documentation.

b.	Testing procedures/criteria for both thermostat and communication module.

c.	Instruction and maintenance manuals for all vendor supplied hardware, software, and peripherals.

2.	Installation by the vendor shall include.

a.	On-site installation and interconnection of RTC, RTM, and PCD.

b.	Installation and boot-up of all software and software up-dates - if necessary.

c.	Complete checkout and test run of all hardware and software.

15.0	PRODUCT PERFORMANCE AND EXPECTATIONS

15.1	Vendor’s products (current and new) will work as described in vendor - Comverge, Scientific Atlanta, White Rogers, or any other product datasheets, letter, e-mails, and shall respond correctly as well as consistently to load control signals from the LMS.

15.2	Vendor agrees to abide by all testing as described in this specification and in attachments.

15.3	Vendor will supply all shunts/relays at no charge to AE to be used on installations of current and new product lines.

0500 Scope of Work	Page 15 of 17

15.4	The purchases of ancillary equipment as described in this specification shall include installations and set-up; this includes all software and performing data conversions of all information from/to AE LMS.

15.5	Vendor will provide AE with timely solutions - 30 working days, to solving problems encountered with the vendor’s products.

16.0	FACTORY TEST AND INSPECTION

16.1	Vendor shall supply AE with a test fixture along with test procedures to test its product. Vendor reserves the right to inspect the testing process at any time.

16.2	Vendor agrees to abide by the graduated testing rate (see attachment) for all new products, and will reimburse AE for all testing fees as indicated in the attachment.

16.3	Vendor agrees that all BMA’s will be tested at a rate of 100% and will reimburse AE for all testing fees.

16.4	Vendor agrees to provide AE with a complete diagnostic of failed units as to the cause of the failure within 30 days of receipt.

17.0	WARRANTY

17.1	In the event the vendor’s product - Honeywell Thermostats (including communication module), Comverge SuperStat SSB-206 (White Rodgers, including communication module), or Digital Control Units should fail during the warranty period (*** months from the date of shipment), the vendor agrees to cover all costs associated with replacing the failed product. This includes any labor fees associated with removing the failed product, a new or replacement product, reinstalling the new product, and all shipping charges for units over the ***% expected annual failure rate.

17.2	Warranty also applies to, and covers products that do not respond to control signals.

17.3	All ancillary devices/equipment as well as test equipment listed in section 13.0 shall come with a *** month warranty.

17.4	Software - Must operate as stated in vendor literature, be free of any viruses, and be up gradeable without losing or corruption of existing data.

17.5	Warranty Exclusions.

17.6.1	Warranty shall not apply to vendor products that exhibit evidence of abuse, misuse or damage caused by (a) Austin Energy, (b) Honeywell DMC, or (3) Austin Energy’s customers.

0500 Scope of Work	Page 16 of 17

17.6.2	The warranty shall not apply to any products that are removed by reason of an Austin Energy customer’s request to withdraw from the Power Partner Program.

18.	SCHEDULE

Vendor shall include with quotation a proposed estimated delivery schedule and a list of deliverables. Schedule should include but not be limited to:

1.	Project Team

2.	Project implementation Plan

3.	Project Timelines

0500 Scope of Work	Page 17 of 17

City of Austin

LOAD MANAGEMENT SYSTEM PRICE SHEET

1)	Remote Transmitter Controller	***	$***
(Price includes set-up and connection; per Converge datasheets)

2)	Remote Transmission Monitor	***	$***
(Price includes set-up and connection; per Converge datasheets)

3)	Portable Test Unit (per Comverge datasheets)	***	$***

4)	Portable Counter Display (per Comverge datasheets)	***	$***

5)	Hand Held Signal Strength Analyzer	***	$TBD after
	(This device to be approved by AE)		firm specifications are developed

6)	Programmable Load Control Thermostat/Switches:

Honeywell T7512A (per Comverge datasheets)
	SuperStat/SA206 - Programmable	***	$***
Load Control A/C Thermostats (includes Austin Energy Logo Insert)

Honeywell T7512B (per Comverge datasheets)
	SuperStat/SA206 - Programmable	***	$***
Load Control H/P Thermostats (includes Austin Energy Logo Insert)

White Rogers T85 (full features TBD)
	SuperStat/SA206 - Programmable	***	$***
Load Control A/C Thermostats (includes Austin Energy Logo Insert)

White Rogers T85 (full features TBD)
	SuperStat/SA206 - Programmable	***	$***
Load Control H/P Thermostats (includes Austin Energy Logo Insert)

Comverge S225 (full features TBD)
	SuperStat/SA206 - Programmable	***	$***
Load Control A/C Thermostats (includes Austin Energy Logo Insert)

Comverge S225 (full features TBD)
	SuperStat/SA206 - Programmable	***	$***
Load Control A/C Thermostats (includes Austin Energy Logo Insert)
	DCU S2100/SA206	***	$***
(Outside type receiver switch w/2 30A relays)

7)	System Support/Training	***	$***/day
(includes travel, hotel, meals)
8)	Annual software maintenance	***	$***
(Bug fixes, patches, and updates)
9)	Out of Warranty Thermostat	Any	$ ***
10)	New devices developed by Comverge and approved by AE may be added to price sheet; cost of these devices will remain within approved budget.

City of Austin, Texas

Human Rights Commission

NON-DISCRIMINATION CERTIFICATION (IFB)

TO: CITY OF AUSTIN, TEXAS

I hereby certify that our firm conforms to the 1992 City of Austin Code; Chapters 7-4 as reiterated below:

ARTICLE VII, Chapter 7-4: Discrimination in Employment by City Contractors. Sec. 7-4-2 Requirements of contractors:

B	(1) Not to engage in any discriminatory employment practice defined in this chapter.

(2)	To take affirmative action to insure that applicants are employed, and that employees are treated during employment, without discrimination being practiced against them as defined in this chapter. Such affirmative action shall include, but not be limited to, employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rate of pay or other forms of compensation; and selection for training or any other terms, conditions, or privileges of employment.

(3)	To post in conspicuous places, available to the employees and applicants for employment, notices to be provided by the Austin Human Rights Commission setting forth the provision of this chapter.

(4)	To state in all solicitations or advertisements for employees placed by or on behalf of the contractor, that all qualified applicants will receive consideration for employment without regard to race, creed, color, religion, national origin, sex or age.

(5)	To obtain a written statement from any labor union or labor organization furnishing labor or service to the contractors in which such union or organization has agreed not to engage in any discriminatory employment practices as defined in this chapter and to take affirmative action to implement the policies and provisions of this chapter.

(6)	To cooperate fully with the City and the Austin Human Rights Commission in connection with any investigation or conciliation effort of the Austin Human Rights Commission to ensure that the purpose of the provisions against discriminatory employment practice is being carried out.

(7)	To require of all subcontractors having 15 or more employees who hold any subcontract providing for the expenditure of $2,000 or more in connection with any contract with the City subject to the terms of this chapter that they not engage in any discriminatory employment practice as defined in this chapter.

Dated this 1st day of October, 2004	Vendor	Comverse Inc.

	Signature	/s/ FRANK A. MAGNOTTI
	Title	President Global Sales and Marketing

0800 (IFB) Non-Discrimination Certification (HRC0-0001)	1	Rev. 05/10/00

MINORITY - AND WOMEN-OWNED BUSINESS ENTERPRISE (M/WBE)

PROCUREMENT PROGRAM (IFB)

SOLICITATION NUMBER: SL04100009

PROJECT NAME: Load Management Programmable Thermostates

DATE ISSUED: N/A - Sole Source

The 1992 City Code, Chapter5-7, as amended, establishes a Minority- and Women-Owned Business Enterprise (M/WBE) Procurement Program. The aim of this program is to promote M/WBE participation in all areas of the City’s procurement, through its prime contract awards and subcontracts, and to afford M/WBEs an equal opportunity to compete for all City contracts. In particular, this program encourages contractors to provide opportunities to certified M/WBEs for subcontractors or related contracts. A “Subcontractor” is defined by the Ordinance and for the purposes of this form as any person or business enterprise providing goods, labor, or services to a contractor if such goods, labor, or services are procured or used in fulfillment of the contractor’s obligations arising from a contract with the City. In accordance with the 1992 City Code, Chapter 5-7, as amended, goals for M/WBE participation differ from contract to contract, based on the type of contract, the availability of M/WBEs to perform the functions of the contract, and other factors.

The City of Austin has determined that no goals will be established for this project.

Even though no goals have been established, the bidder is required to comply with the City’s M/WBE Procurement Program if areas of subcontracting are identified. If certain services are needed to perform the contract and the bidder does not perform those services with its own workforce or if certain supplies or materials are required and the bidder does not have those supplies or materials in its inventory, the bidder shall:

A.	contact the Department of Small and Minority Business Resources (SMBR), 4100 Ed Bluestein Blvd. Austin Texas 78721 ((512) 974-7600) to obtain a list of available MBE/WBE firms to perform the services or provide the supplies or materials. Make a good faith effort to use MBE/WBEs to provide the needed services, supplies or materials.

B.	obtain an M/WBE Procurement Program Package from the buyer in the Purchasing Office, complete the Compliance Plan to document all subcontracting activity, and return it to the Buyer in the Purchasing Office.

C.	report all initial subcontract awards to the Contract Manager for this project with ten (10) calendar days after execution of an Agreement with a subcontractor.

I understand and agree that this MBE/WBE form shall become a part of my contract with the City of Austin.

Frank A Magnotti, President Global Sales and Marketing
Name and Title of Authorized Representative (Print or type)

/s/ FRANK A. MAGNOTTI	10/1/04
Signature	Date

0900NG (IFB) MBE/WBE No Goals Form (HRC0-0001)	1	Revised 08/14/00

Amendment No. 1

to

Contract No. CO 50031

for

Programmable Thermostats

between

Comverge

and the

City of Austin

1.0	The term of the above referenced contract is hereby changed as follows:

Change From:	Change To:

Basic Term: Nov. 16, 2004 - Nov. 15, 2005	Nov 16, 2004 - Sept. 30, 2005
Option 1 : Nov. 16, 2005 - Nov. 15, 2006	Oct, 1, 2005 - Sept 30, 2006
Option 2: Nov. 16, 2006 - Nov. 15, 2007	Oct 1, 2006 - Sept 30, 2007
Option 3 : Nov. 16, 2007 - Nov. 15, 2008	Oct 1, 2007 - Sept 30, 2008

2.0	The City hereby exercises the first extension option for the above referenced contract. Effective October 1, 2005, the term for the extension option will be October 1, 2005 to September 30, 2006 and there are two remaining options.

3.0	The total Contract amount is increased by $*** for the extension option period. The total Contract authorization is recapped below:

Term	Contract Amount for the term	Total Contract Amount
Basic Term: Nov 16, 2004 - Set 30, 2005	$***	$***
Amendment No. 1: Option 1 10/01/05 - 09/30/06	$***	$***

4.0	MBE/WBE goals do not apply to this contract.

5.0	All other terms and, conditions remain the same.

BY THE Signatures affixed below, Amendment No. 1 is hereby incorporated into and made a part of the above-referenced contract.

Signature:

/s/ Wayne Wren		/s/ Bea Washington for
Printed Name: Wayne Wren Authorized Representative		Sandy Calles, Senior Buyer City of Austin Purchasing Office

Comverge Inc. 4497 Park Dr. Norcross, GA. 30093-2908

10.12.05		10/12/05
Date		Date

Reviewed and Approved

Signature:	/s/ Urcha Dunbar-Crespo

Urcha Dunbar - Crespo		10/13/05
Printed Name:		Date